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Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 16, 2002 and in previously filed Registration Statement Nos. 2-92383, 2-94286, 33 52059, 33-52061, 33-52353, 33-52687, 33-58756, 33-58758, 33-58760, 33-66394, 333-3871,
333-02743, 333-03871, 333-13817, 333-25141, 333-51433, 333-80007, 333-91687 and
333-91689.

Arthur Andersen LLP

New York, New York
March 28, 2001